UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2022

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

(212) 257-4600

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RC	New York Stock Exchange
6.25% Series C Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRC	New York Stock Exchange
6.50% Series E Cumulative Convertible Preferred Stock, $0.0001 par value per share	RC PRE	New York Stock Exchange
7.00% Convertible Senior Notes due 2023	RCA	New York Stock Exchange
6.20% Senior Notes due 2026	RCB	New York Stock Exchange
5.75% Senior Notes due 2026	RCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                 ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Note Purchase Agreement

On July 19, 2022, Ready Capital Corporation (the “Company”) and Sutherland Partners, L.P. (the “Operating Partnership”), the Company’s operating partnership subsidiary, entered into a note purchase agreement (the “Note Purchase Agreement”) with each purchaser identified on Appendix A (the “Purchasers”) to the Note Purchase Agreement, pursuant to which the Purchasers agreed to purchase directly from the Company $80 million aggregate principal amount of the Company’s 7.375% Senior Notes due 2027 (the “Notes”). The issuance and sale of the Notes was completed on July 25, 2022. The net proceeds from the sale of the Notes were approximately $77.5 million, after deducting estimated transaction expenses payable by the Company.

The Company contributed the net proceeds from the sale of the Notes to the Operating Partnership in exchange for the issuance by the Operating Partnership to the Company of a senior unsecured note with terms that are substantially equivalent to the terms of the Notes. The Operating Partnership intends to use the net proceeds to originate or acquire target assets consistent with the Company’s investment strategy and for general corporate purposes. Prior to these anticipated uses, the Operating Partnership may use a portion of the net proceeds from this offering to temporarily reduce borrowings outstanding under the Company’s loan repurchase agreements or credit facilities and may invest the net proceeds in interest-bearing, short-term investments, including money market accounts, in each case that are consistent with the Company’s intention to continue to qualify as a real estate investment trust. The issue price to investors was $975 per Note. The Notes were issued in minimum denominations of $2,000 and integral multiples of $1,000.

The Notes were registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-263756) (as the same may be amended or supplemented, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The material terms of the Notes are described in the Company’s prospectus supplement dated July 19, 2022 as filed with the Commission on July 20, 2022, which relates to the offer and sale of the Notes and supplements the Company’s prospectus, as filed with the Commission on March 22, 2022, contained in the Registration Statement.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Registration Statement in the Note Purchase Agreement. The representations, warranties and covenants set forth in the Note Purchase Agreement were made only for purposes of the Note Purchase Agreement, and only as of the specified dates provided therein. The representations, warranties and covenants in the Note Purchase Agreement were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties in their capacities as direct investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Note Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Note Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Report”), and the information in the Note Purchase Agreement is incorporated into this Item 1.01 by this reference. The above description of the Note Purchase Agreement is qualified in its entirety by reference to the Note Purchase Agreement incorporated by reference into this Report.

Indenture

General

The Company issued the Notes under a base indenture, dated August 9, 2017 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as amended and supplemented by the Third Supplemental Indenture thereto, dated as of February 26, 2019 (the “Third Supplemental Indenture”), and the Eighth Supplemental Indenture thereto, dated as of July 25, 2022 (the “Eighth Supplemental Indenture,” and together with the Third Supplemental Indenture and the Base Indenture, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee.

Interest

The Notes bear interest at a rate of 7.375% per annum, payable semi-annually in arrears on January 31 and July 31 of each year, beginning on January 31, 2023. The Notes will mature on July 31, 2027, unless earlier repurchased or redeemed.

Redemption

Prior to July 31, 2025 (24 months prior to their maturity date) (the “Make Whole Date”), the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Make Whole Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Notes Treasury Rate (as defined in the Indenture) plus 50 basis points, less (b) interest accrued to (but not including) the redemption date, and

(2)	100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to (but not including) the redemption date of the Notes.

On or after the Make Whole Date and prior to July 31, 2026 (12 months prior to their maturity date), the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 103.688% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but not including) the redemption date.

On or after July 31, 2026 and prior to the maturity date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to (but not including) the redemption date.

If the Company undergoes a change of control repurchase event, holders may require the Company to purchase the Notes, in whole or in part, for cash at a repurchase price equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, as described in greater detail in the Indenture.

No “sinking fund” will be provided for the Notes, which means that the Company is not required to redeem or retire the Notes periodically.

Ranking

The Notes are the Company’s senior unsecured obligations and will not be guaranteed by any of its subsidiaries, except to the extent described in the Indenture upon the occurrence of certain events. The Notes rank (i) equal in right of payment to any of the Company’s existing and future unsecured and unsubordinated indebtedness, (ii) effectively junior in right of payment to any of the Company and its subsidiaries existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and (iii) structurally junior to all existing and future indebtedness, other liabilities (including trade payables) and (to the extent not held by the Company) preferred stock, if any, of the Company’s subsidiaries.

Events of Default

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable.

Listing

The Company does not intend to apply for listing of the Notes on any securities exchange.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed or incorporated as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
1.1†	Note Purchase Agreement, dated July 19, 2022, by and among the Company, Sutherland Partners, L.P., and each purchaser identified on Appendix A thereto
4.1*	Indenture, dated as of August 9, 2017, by and between Sutherland Asset Management Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 9, 2017)
4.2*	Third Supplemental Indenture, dated as of February 26, 2019, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (incorporated by reference to Exhibit 4.7 to the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2019)
4.3	Eighth Supplemental Indenture, dated as of July 25, 2022, by and between Ready Capital Corporation and U.S. Bank Trust Company, National Association, as trustee
4.4	Form of 7.375% Senior Note (included in Exhibit 4.3)
5.1	Opinion of Alston & Bird LLP
8.1	Opinion of Alston & Bird LLP regarding certain tax matters
23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)
23.2	Consent of Alston & Bird LLP regarding certain tax matters (included in Exhibit 8.1)
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of this Exhibit to the SEC upon request.
*	Previously filed.

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

READY CAPITAL CORPORATION

Date: July 25, 2022	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer